Exhibit 10.10.06

Troy Metal Fabricating, LLC

LEASE AGREEMENT

THIS AGREEMENT, made this 31 day of May, 2008, between Troy Metal Fabricating, LLC 960 Penn Avenue, Suite 100 Pittsburgh PA (“Lessor”) and Pro Metal RCT, LLC whose address is 2341 Alger Street, Troy, Ml 48073 (“Leasee”).

W I T N E S S E T H

1. Lease. Lessor shall lease to Leasee, and Leasee shall lease from the Lessor, Machine S-15 Unit 020. Delivery of the Equipment to Leasee from the respective manufacturers thereof shall be (as between Lessor and Leasee) at Leasee’s shall in addition be subject to all of Leasee’s obligations of insurance, taxes, and otherwise hereunder.

2. LEASE TERMS.

The Lease Payments shall be payable as follows:

The balance of the Lease Payments in 60 consecutive monthly payments in the amount of $21,600 payable on the 25st day of each month commencing June 25, 2008.

In addition, Leasee shall pay all sales and other taxes and charges payable hereunder.

Whenever any payment is not made within ten (10) days of the date when due, Leasee shaft pay a late payment charge of five (5%) percent of alt monies due but unpaid. The charge and collection of this late charge shall not preclude Lessor from enforcing any and all other remedies available to Lessor hereunder.

3. PURCHASE OPTION. There is no option to purchase the Equipment.

4. TITLE. Title to the Equipment shall remain Lessor’s.

5. LIMITATION OF LIABILITY. IN NO EVENT SHALL Lessor BE LIABLE FOR LOSS OF PROFITS, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY BREACH OF THIS AGREEMENT OR OBLIGATIONS UNDER THIS AGREEMENT, NOR SHALL Lessor BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN DELIVERY, INSTALLATION OR FURNISHING OF THE EQUIPMENT OR SERVICES BY ANY MANUFACTURER OF THE EQUIPMENT OR OTHERWISE.

6. USE OF EQUIPMENT; MAINTENANCE; LOCATION; ALTERATIONS; INSPECTION; AND LIENS AND ENCUMBRANCES. Leasee agrees to use the Equipment in a careful and proper manner and in compliance with all laws, ordinances and regulations, all manufacturer warranty and other requirements and all requirements of any insurers of the Equipment. Leasee will keep the Equipment in good maintenance and repair at all times at Leasee’s expense and will furnish all labor, parts, mechanisms or devices necessary for such good maintenance and repair. It is agreed that the Leasee will locate the Equipment at the place indicated in above or at such other place as Leasee sets forth in a written notice given to Lessor at least thirty (30) days in advance of placing the Equipment at such other location and to which Lessor consents. Without prior written consent of Lessor, Leasee will not alter, add to or improve the Equipment; and any alterations, additions or improvements which are made shall become part of the Equipment and subject to the terms of this Agreement. Lessor shall be entitled to inspect the Equipment and all records of Leasee pertaining thereto upon request and during normal business hours. Leasee covenants and agrees that the Equipment, its use and Leasee’s rights or interest hereunder shall be and remain free of all liens, charges or encumbrances of any kind or character, voluntary or involuntary, as a result of the acts or omissions of Leasee.

8. LOSS AND DAMAGE; CONDEMNATION. Leasee hereby assumes and shall bear the entire risk of loss of and damage to the Equipment. No loss of or damage to the Equipment or any part thereof shall impair, diminish or otherwise affect any obligation of Leasee under this Agreement, which shall continue in full force an effect in all events.

If Lessor determines that part but not all of the Equipment is so lost, stolen, destroyed or damaged beyond reasonable or practical replacement or repair, and so notifies Leasee, and if Lessor so elects, Leasee shall pay Lessor in cash the replacement Value of all the Equipment.

9. INDEMNITY. The Leasee shall defend and indemnify the Lessor from and against (a) any and all loss of or damage to the Equipment, usual wear and tear excepted; (b) any claim, cause of action, damages, liability, cost or expenses (including attorneys’ fees) which may arise or be incurred in any manner in favor of any person relating to the Equipment or any part thereof, including, by way of example but not of limitation, claims arising out of or incident to the construction, purchase, delivery, installation, ownership, leasing, sale or return of the Equipment or as a result of its use, maintenance, repair, operation or condition thereof, whether or not any claimed defects in such Equipment are latent or are discoverable; (c) any claim, cause of action, cost or expense which may arise or be incurred by reason of or as a result of any act or omission of Leasee for itself or as agent for Lessor hereunder; and (d) any claim, cause of action, cost or expense arising for alleged patent infringement or for or as a result of claims for alleged strict liability in tort. The obligations of Leasee herein contained shall survive the expiration of this Agreement as to any loss, damages, claims, causes of action, liabilities, costs or expenses based on or arising out of events occurring during the term of this Agreement.

10. INSURANCE. Leasee shall keep the Equipment (and each item or part thereof) insured against all risk of loss and physical damage (with such exclusions as Lessor may, in writing, permit) in such amounts as Lessor may require. Leasee shall carry comprehensive public liability and property damage insurance with respect to the condition, possession, maintenance, operation and use of the Equipment in such amounts as Lessor may require. All insurance shall be in a form, amount and with companies satisfactory to Lessor and shall be in the joint names and for the benefit of Lessor and Leasee. Leasee shall pay all premiums with respect to such insurance and a copy of each such policy shall be delivered to Lessor. In addition, Leasee shall obtain from insurance carriers issuing such insurance an endorsement upon the policy that the same cannot be altered, modified or canceled except upon thirty (30) days prior written notice to Lessor, and that the interests of Lessor will be insured regardless of any breach or violation by Leasee of any warranties, declarations or conditions contained in such policy. Leasee hereby appoints Lessor as Leasee’s attorney-in-fact to make claim for, receive payment of, and execute all documents in connection with any loss or damage claim or payment under such insurance policies, which appointment is hereby declared to be irrevocable as Lessor has an interest in the subject insurance policy and the Equipment insured.

11. TAXES. Leasee agrees to pay any and all taxes, assessments or other governmental charges of whatsoever kind or character and on whomsoever imposed with respect to or relating to the Equipment or on the sale, ownership, use, shipment, delivery or operation thereof. Leasee agrees to comply with all state and local law’s requiring filing of any ad valorem tax returns on the Equipment or furnishing information for the purpose of such taxation. Leasee shall promptly pay when due any statements for such taxes forwarded to Leasee by Lessor. Leasee shall also pay all license and registration fees relating to the Equipment. The obligations of Leasee herein contained shall survive the expiration hereof as to any taxes, assessments or other governmental charges arising out of, or assessed or imposed with respect to, the term of this Agreement.

12. ASSIGNMENTS. Without Lessor’s prior written consent, Leasee will not assign, transfer or pledge its interest under this Agreement in the Equipment or any part thereof, nor will it lease or lend any of the Equipment or permit its use by any person other than Leasee or its employees in its behalf without Lessor’s consent. The rights of Lessor hereunder may be assigned, pledged, transferred or otherwise disposed of without consent by or notice to Leasee.

13. Lessor’S RIGHT TO PERFORM LEASEE’S DUTIES. In the event Leasee fails to keep and perform any covenant or agreement herein made, whether with respect to payment of taxes, maintenance, insurance, repair of the Equipment or otherwise, Lessor may perform such obligations on Leasee’s behalf, in which event all monies expended by Lessor and other reasonable charges in so doing shall be payable to Lessor by Leasee forthwith upon demand and shall bear interest from thee date such monies are advanced until date of payment at the rate, twelve (12%) percent.

14. EVENTS OF DEFAULT AND REMEDIES THEREFOR. Any one or more of the following shall constitute an Event of Default hereunder:

(a) Default by Leasee in making any payment of money required hereunder, whether a Lease Payment, taxes or any other sum required to be paid, which default shall continue for ten (10) days after the due date for such payment;

(b) Default by Leasee in the observance or performance of any other covenant, condition, agreement or provision hereof, which default shall continue for thirty (30) days after the giving of notice thereof by Lessor to Leasee;

(c) If any representation or warranty made by Leasee in any statement or certificate furnished by Leasee in connection with the preparation or execution of the Agreement or the acquisition of the Equipment, or in this Agreement, is untrue in any material respect; or

(d) If Leasee becomes unable to pay its debts promptly as they come due in the usual course of its business, or becomes bankrupt or insolvent, or admits in writing an inability to pay its debts as they mature, or makes an assignment for the benefits of creditors, or applies for or consents to the appointment of a trustee or receiver for any part of its property, or petitions for an arrangement of its affairs under the Federal Bankruptcy Act, or if a trustee or receiver is appointed for Leasee or any part of its property, or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceeding is otherwise instituted by or against Leasee or all or any part of its property under the Federal Bankruptcy Act or other law of the United States or of any state or other competent jurisdiction.

When an Event of Default has occurred the Lessor shall have the right to exercise any one or more of the following remedies:

(a) To take possession of the Equipment or any portion thereof wherever the same may be located without court or other legal process. Leasee hereby waives any and all damages occasioned by such taking and agrees to the summary seizure of the Equipment by seller without legal process.

(b) To sell any or all of the Equipment. Lessor shall apply the proceeds of sale of any or all of the Equipment to the payment of the expenses of retaking, storing, repairing or than normal wear and tear and selling the Equipment, reasonable attorneys fees and to the satisfaction of all indebtedness secured under this Agreement. Any surplus shall be paid to Leasee and any deficiency shall be paid to Lessor by Leasee.

(c) To terminate this Agreement as to any or all items of Equipment upon notice in writing sent to Leasee.

(d) To pursue any other remedy at law or in equity.

Notwithstanding any taking of possession of the Equipment or other remedy available to seller hereunder or at law or in equity, Leasee shall remain liable for the full performance of all obligations hereunder. The remedies conferred upon Lessor shall be cumulative and may be exercised concurrently or separately.

15. MISCELLANEOUS.

(1) No provision of this Agreement can be waived by Lessor excepting in writing. No waiver, forbearance or indulgence by Lessor with regard to any event or condition shall constitute a waiver, forbearance or indulgence of any similar or other default on other occasions.

(2) Leasee agrees to provide financial statements concerning Leasee and any person or entity guaranteeing Leasee’s obligations hereunder, if Lessor so requests, in such detail and with such frequency as the Lessor reasonably shall require. Leasee agrees to give such further assurances and execute such other and further documents as Lessor may reasonably require to implement the purposes and intention of this Agreement, including by way of example and not of limitation, such financing an continuation statements as Lessor shall require to protect its interest in the Equipment. The Equipment cannot be used as collateral for any indebtedness of the Leasee.

(3) It is agreed that time is of the essence in the performance of each of Leasee’s or Lessor’s obligations under this Agreement.

(4) This Agreement shall bind and inure to the successors and assigns of the respective parties hereto and shall be governed by the laws of the State of Michigan.

(5) This Agreement constitutes the entire agreement between the parties as to the lease of the Equipment, and may not be amended, altered or modified except by a written agreement signed by Lessor and Leasee.

(6) This Agreement may be executed in several counterparts, each of which shall constitute an original but all of which together shall constitute one and the same Agreement.

(7) Notices required or permitted to be given hereunder shall be deemed given when personally delivered to the party involved or mailed by any form of United States mail, postage pre-paid, to the address of the party set forth in the heading to this Agreement.

(8) No provision of this Agreement which may be deemed unenforceable shall in any way invalidate any other provisions hereof, all of which shall remain in full force and effect.

IN WITNESS WHEREOF, Lessor and Leasee have caused this Agreement to be executed on the day and year first above written.

TROY METAL FABRICATING, LLC (“Lessor”)

By

Its

PROMETAL RCT, LLC
(“Leasee”)

By

Its